EXHIBIT 32

CAPSTEAD MORTGAGE CORPORATION

Certifications Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

I, Phillip A. Reinsch, Chief Executive Officer and Principal Accounting Officer of Capstead Mortgage Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.

The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2017, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2017	By:	/s/ PHILLIP A. REINSCH
Phillip A. Reinsch
Chief Executive Officer and
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.